                                   EXHIBIT 5

                     Opinion of Horwitz & Beam relating to
             issuance of shares of securities pursuant to the above
                               Retainer Agreement

                                                                       EXHIBIT 5

                                 Law Offices of
                                 HORWITZ & BEAM
                               Two Venture Plaza
                                   Suite 380
                            Irvine, California 92618
                                 (714) 453-0300
                                 (310) 842-8574
                              FAX: (714) 453-9416

Gregory B. Beam, Esq.
Lawrence W. Horwitz, Esq.
Lawrence R. Bujold, Esq.
Lawrence M. Cron, Esq.
Lynne Bolduc, Esq.
Thomas B. Griffen, Esq.
John J. Isaza, Esq.
Malea M. Farsai, Esq.

                                 April 16, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, DC 20549

      Re:  ICE Holdings, Inc.
           ------------------

Ladies and Gentlemen:

     This office represents ICE HOLDINGS, INC., a Delaware corporation (the "Registrant") in connection with the Registrant's Registration Statement on Form S-8 under the Securities Act of 1933 (the "Registration Statement"), which relates to the registration of a total of 5,000 shares of the Registrant's Common Stock issuable to Horwitz & Beam for performance of certain legal representation, advisory, and counseling services (the "Registered Securities"). In connection with our representation, we have examined such documents and undertaken such further inquiry as we consider necessary for rendering the opinion hereinafter set forth.

     Based upon the foregoing, it is our opinion that the Registered Securities, when sold as set forth in the Registration Statement, will be legally issued, fully paid and nonassessable.

     We acknowledge that we are referred to under the heading "Legal Matters" in the Prospectus which is a part of the Registrant's Form S-8 Registration Statement relating to the Registered Securities, and we hereby consent to such use of our name in such Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement and with such state regulatory agencies in such states as may require such filing in connection with the registration of the Registered Securities for offer and sale in such states.


                                 HORWITZ & BEAM
                             /s/ HORWITZ & BEAM